UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 27, 2007, Dr. Glenn E. Nedwin resigned from all positions with Dyadic International, Inc. (the "Company"), including his positions as a member of the Company's Board of Directors (the "Board of Directors") and Executive Committee of the Board of Directors (the "Executive Committee"), interim President, Chief Scientific Officer and Executive Vice President of the Company and President of the Company's BioPharma Business. Dr. Nedwin's term as a Class II director of the Company was expiring in 2007. The Company has been advised that Dr. Nedwin's has accepted a position with Danisco A/S. Dr. Nedwin's resignation was a result of the events and circumstances with respect to the Company that were reported by the Company in its Current Reports on Form 8-K previously filed with the Securities and Exchange Commission ("SEC") since April 24, 2007, including the information uncovered by the investigation conducted by independent legal counsel at the direction, and under the supervision, of the Audit Committee of the Board of Directors, as described in the Current Report on Form 8-K of the Company filed with the SEC on September 24, 2007.

The Company intends to commence a search to fill the position of Chief Scientific Officer and President of the Company's BioPharma Business, although no assurance can be given that the Company will be successful in the search, or the timing of any successful search, to replace Dr. Nedwin with a person of equal stature.

(c) On September 29, 2007, the Executive Committee took the following personnel actions:

•	Wayne Moor, the Company’s interim Chief Executive Officer since April 23, 2007, was appointed as the Company's permanent Chief Executive Officer and President;
•
Lisa M. De La Pointe, the Company’s director of financial reporting and interim Chief Financial Officer, was appointed to serve as the Company’s Executive Vice President and permanent Chief Financial Officer; and

•	Alexander (Sasha) Bondar, the Company's Vice President, Strategy & Corporate Development, was appointed as the Company's Executive Vice President and Chief Business Officer.

The Company is a party to an employment agreement with Mr. Moor, the material terms of which agreements are described in the Company’s Annual Report on Form 10−KSB for the year ended December 31, 2006, as filed with the SEC, which descriptions are incorporated herein by reference. The business experience of Mr. Moor, 55, during the past five years is set forth in such Annual Report on Form 10−KSB and is incorporated herein by reference. Mr. Moor was elected on May 30, 2007 a Class I director of the Company, which term expires in 2008, as previously reported in the Company's Current Report on Form 8-K filed with the SEC on May 30, 2007. Mr. Moor is also a member of the Executive Committee.

Ms. De La Pointe, 39, has served as the Company’s director of financial reporting since March 2005 and the Company's interim chief financial officer since April 23, 2007. Before joining the Company, she served as the chief financial officer of Puradyn Filter Technologies Incorporated from March 2002 until March 2005. In connection with Ms. De La Pointe's appointment as the Company's Executive Vice President and permanent Chief Financial Officer, the Company increased Ms. De La Pointe's annual base compensation from $140,000 to $197,500. The Company currently contemplates entering into an employment agreement with Ms. De La Pointe on terms and conditions mutually acceptable to both parties.

The business experience of Mr. Bondar, 35, during the past five years is set forth in the Company’s Annual Report on Form 10−KSB for the year ended December 31, 2006, as filed with the SEC, and is incorporated herein by reference. In March 2005, the Company entered into an employment agreement with Mr. Bondar to become the Company's Vice President, Strategy & Corporate Development. The initial term of Mr. Bondar's employment agreement expires on December 31, 2007, with automatic one-year renewals unless either the Company or Mr. Bondar furnishes the other a notice of non-renewal not less than 90 days prior to the expiration of the then term. Mr. Bondar's initial annual base compensation under his employment agreement was $143,000, subject to annual review by, and increase in the discretion of, the Chief Executive Officer and the Compensation Committee of the Board of Directors (the "Compensation Committee"), and he is eligible to earn a bonus each year of up to 40% of his annual base compensation based upon a bonus plan adopted and maintained by the Compensation Committee for such year. The Company made a stock option grant for 35,000 shares to Mr. Bondar in connection with his employment agreement at an exercise price of $3.025 per share, and such stock options vest, conditioned upon his continuous service as an employee of the Company, in four equal annual installments beginning on March 30, 2006 and expire on March 30, 2010. Mr. Bondar has agreed to certain restrictive covenants in his employment agreement, including restrictive covenants regarding proprietary rights, confidential information, non-solicitation and non-competition.

The employment agreement is terminable on account of Mr. Bondar's death or disability, or by the Company without cause or "for cause." The phrase "for cause" is defined to include a material breach of the employment agreement, acts of disloyalty to the Company including, but not limited to, acts of dishonesty or diversion of corporate opportunities, the unauthorized disclosure of the Company's confidential information, or acts determined in good faith by the Compensation Committee to be detrimental to the Company's interests, provided that Mr. Bondar must be afforded an opportunity to have a face-to-face meeting with the Compensation Committee before any determination is made by it that Mr. Bondar was guilty of "for cause" conduct. If Mr. Bondar's employment is terminated by the Company other than "for cause," upon the condition that he furnish the Company with a full general release, he is entitled to receive a severance benefit of monthly installments in the amount of 1/12th of his then annual base compensation for six months. Under the employment agreement, the Company is also obligated to indemnify Mr. Bondar to the fullest extent permitted by applicable law and the bylaws of the Company. Further, the Company has agreed to advance expenses he may spend as a result of any proceeding against him as to which he could be indemnified.

In connection with Mr. Bondar's appointment as the Company's Executive Vice President and Chief Business Officer, the Company increased Mr. Bondar's annual base compensation from $165,000 to $ $197,500.

Item 8.01. Other Events.

On September 26, 2007, the Board of Directors expanded the membership of the Executive Committee to include all of the directors of the Company other than Mark Emalfarb. After the resignation of Dr. Nedwin on September 27, 2007, the Executive Committee is comprised of Harry Rosengart, Stephen Warner, Richard Berman and Wayne Moor. The Executive Committee, which had previously been created by the Board of Directors on April 23, 2007, was authorized by the Board of Directors to exercise all of the powers and authorities of the Board of Directors in the management of the business and affairs of the Company to the fullest extent permitted by applicable law and the Company's by-laws.

On October 1, 2007, the Company issued a press release announcing the Company's intention to engage an investment banker to assist it in exploring strategic alternatives for the Company in order to maximize shareholder value. While the Company will commence exploring strategic alternatives, no timetable has been established and no assurance can be given as to the ultimate outcome of this initiative.

On September 25, 2007, Mark Emalfarb submitted an arbitration demand to the American Arbitration Association against the Company pursuant to the terms of his employment agreement dated as of April 1, 2001 as amended by the first amendment to employment agreement dated as of March 16, 2006. The arbitration demand contests the Company's termination for cause of Mr. Emalfarb's employment as Chief Executive Officer and President of the Company, as described in the Company's Current Report on Form 8-K filed with the SEC on September 24, 2007.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: October 1, 2007    By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated October 1, 2007